UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report) June 22, 2009

(Date of earliest event reported) June 16, 2009

ONEOK PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On June 16, 2009, ONEOK Partners, L.P., a Delaware limited partnership (the “Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (collectively, the “Underwriters” and each an “Underwriter”), with respect to the issuance and sale by the Partnership of 5,000,000 common units representing limited partner interests in the Partnership (“Common Units”) in a public offering (together with an over-allotment option granted to the Underwriters to purchase up to an additional 750,000 Common Units).

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership and customary conditions to closing, indemnification obligations of the Partnership and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Act”), obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

Prospectus Supplement

On June 17, 2009, pursuant to Rule 424(b)(5) under the Act, the Partnership filed with the Securities and Exchange Commission a prospectus supplement to its shelf registration statement on Form S-3 dated September 19, 2006 (Registration No. 333-137419) relating to the public offering of the Common Units. Exhibits 1.1, 5.1 and 8.1 to this Current Report on Form 8-K relating to the offering of the Common Units are hereby incorporated by reference into such registration statement.

Relationships

Affiliates of UBS Securities LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities Inc. and RBC Capital Markets Corporation, each an Underwriter in the public offering of the Common Units, are lenders under our $1.0 billion revolving credit agreement. A portion of the net proceeds of the offering will be used to repay indebtedness outstanding under this credit agreement. In addition, in the ordinary course of business, certain of the Underwriters and their affiliates have engaged and may in the future engage in investment and commercial banking transactions with us and certain of our affiliates, including ONEOK, Inc.

Item 7.01	Regulation FD Disclosure

The Partnership issued a news release on June 16, 2009, attached hereto as Exhibit 99.1, announcing that it had priced the public offering described in Item 1.01 of this Current Report on Form 8-K at $45.81 per Common Unit. In addition, ONEOK Partners GP, L.L.C., the Partnership’s sole general partner and a wholly-owned subsidiary of ONEOK, Inc., will contribute approximately $4.7 million to maintain its two percent general partner interest in the Partnership. Following completion of the public offering, the Partnership will have approximately 59.4 million Common Units outstanding. This information is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any registration statements under the Act.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement dated June 16, 2009, between ONEOK Partners, L.P. and UBS Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding the validity of the common units representing limited partner interests (“Common Units”).

8.1	Opinion of Andrews Kurth LLP regarding tax matters.

99.1	News release of ONEOK Partners, L.P. announcing the pricing of its public offering of Common Units.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P.

	By:	ONEOK Partners GP, L.L.C., its General Partner

Date: June 22, 2009	By:	/s/ Curtis L. Dinan
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated June 16, 2009, between ONEOK Partners, L.P. and UBS Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding the validity of the common units representing limited partner interests (“Common Units”).

8.1	Opinion of Andrews Kurth LLP regarding tax matters.

99.1	News release of ONEOK Partners, L.P. announcing the pricing of its public offering of Common Units.